Exhibit 10 (f)

Form of Transitional Compensation Agreement


                      TRANSITIONAL COMPENSATION AGREEMENT

     THIS AGREEMENT, made and entered into as of _____________________ by and between Woodward Governor Company, a Delaware corporation, (hereinafter called the "Corporation") and _____________ (hereinafter called the "Executive").

WITNESSETH THAT:

     WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that it is in the best interests of the Corporation and its shareholders to assure that the Corporation will have the continued dedication of the Executive, despite the possibility, threat or occurrence of a Change in Control (as defined below) of the Corporation; and

     WHEREAS, the Board believes that it is imperative to diminish the inevitable distraction of the Executive which would result from the personal uncertainties and risks created by a threatened or pending Change in Control and to encourage the Executive's full attention and dedication to the business of the Corporation currently and in the event of any threatened or pending Change in Control and to provide the Executive with appropriate compensation and benefit protection upon a Change in Control;

     NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

          1. TERM. This Agreement shall become effective upon the occurrence of a Change in Control (as defined in Paragraph 4(d), below) (hereinafter called the "Effective Date") and shall remain in effect for a term continuing until the end of the twenty-fourth (24th) calendar month following the month in which the Effective Date occurs; provided, however, that, anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Corporation was terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (a) was at the request of a third party who was taking steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.


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          2. EMPLOYMENT. After the Effective Date, the Corporation shall employ the Executive to, and the Executive shall, exercise such authority and perform such executive duties as are commensurate with the authority being exercised and performed by the Executive during the ninety-day period immediately prior to the Effective Date, which services shall be performed at the location where the Executive was employed immediately prior to the Effective Date. The Executive shall also continue to serve as a member of the Board of Directors of the Corporation, if serving as such as of the Effective Date. The Executive shall devote substantially his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and reasonable best efforts to fulfill faithfully and responsibly his duties hereunder. During the period of employment after the Effective Date, it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, or be involved in civic, charitable or educational endeavors, or manage personal investments, so long as such activities do not significantly interfere with the performance of Executive's responsibilities as an employee of the Corporation hereunder. It is expressly agreed and understood that to the extent any such activities were conducted by the Executive prior to the Effective Date, the continued conduct of such or similar activities subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Corporation.

          3. COMPENSATION AND BENEFITS. For the Executive's employment with the Corporation after the Effective Date, the Executive shall be compensated as follows:

               (a) The Executive shall receive an annual base salary at a rate not less than the highest aggregate annual base salary and seniority-based vacation plan amount paid or payable to the Executive by the Corporation during the 24 month period immediately prior to the Effective Date, to be paid in accordance the Corporation's regular payroll practices. Such amount, or such greater annual base salary rate which may be paid or payable to the Executive after the Effective Date, is hereinafter referred to as the "Annual Base Salary."

               (b) The Executive shall be eligible to participate on a reasonable basis in the Corporation's bonus and incentive compensation plans and programs which provide opportunities to receive compensation which are not less than opportunities provided by the Corporation for executives with comparable annual base salary.

               (c) The Executive shall be entitled to receive executive and employee benefits and perquisites which are not less than the executive and employee benefits and perquisites provided by the Corporation to executives with comparable duties or annual base salary.

          4. TERMINATION. Unless earlier terminated in accordance with the following provisions of this Paragraph 4, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation from the Effective Date through


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     the end of the term of this Agreement as set forth in Paragraph 1, above.
     Paragraph 6 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated prior to the expiration of such term. Certain capitalized terms used in this Paragraph 4 and in Paragraphs 5 and 6 hereof are defined in Paragraph 4(d), below.

     (a) DEATH OR DISABILITY. The Executive's employment shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a six (6)-consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially all of his usual and customary duties under this Agreement or (ii) the date that a reputable physician selected by the Board, and as to whom the Executive has no reasonable objection, determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least six (6) consecutive months. If any question arises as to whether the Executive is disabled, upon reasonable request therefor by the Board, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. The Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of any decision of the Board to terminate the Executive's employment by reason thereof. Until the Date of Termination for disability, the base salary payable to the Executive shall be reduced dollar-for-dollar by the amount of any disability benefits paid to the Executive in accordance with any disability policy or program of the Corporation.

     (b) DISCHARGE FOR CAUSE. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from his employment hereunder for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 14 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the termination date, which may be as early as the date of the giving of such notice. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.


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     (c) TERMINATION FOR OTHER REASONS. The Corporation may discharge the
Executive without Cause by giving written notice to the Executive in accordance with Paragraph 14 at least fifteen (15) days prior to the Date of Termination. The Executive may resign from his employment, without liability to the Corporation, by giving written notice to the Corporation in accordance with Paragraph 14 at least fifteen (15) days prior to the Date of Termination.

     (d) DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 4(d)(i), amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the Board or the Compensation Committee in accordance with the applicable plan, program or policy.

          (ii) "Cause" shall mean: (A) the Executive's commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Corporation or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Executive in the performance of his material duties to the Corporation or any of its subsidiaries, or (B) the Executive's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Executive at the expense of the Corporation or any of its subsidiaries, or (C) the Executive's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Corporation. In addition, no act or omission will constitute Cause unless (A) a resolution finding that Cause exists has been approved by a majority of all of the members of the Board at a meeting at which the Executive is allowed to appear with his legal counsel and (B) the Corporation has given detailed written notice thereof to the Executive and, where remedial action is feasible, he then fails to remedy the act or omission within a reasonable time after receiving such notice.


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          (iii) A "Change in Control" shall be deemed to have occurred if:

               (A) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose the Corporation or any subsidiary of the Corporation, or any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any person or entity organized, appointed or established by the Corporation for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred (1) as the result of an acquisition of securities of the Corporation by the Corporation which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifteen percent (15%) or more of the combined voting power of the Corporation's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Corporation shall be deemed a Change in Control, or (2) as a result of the acquisition directly from the Corporation of securities of the Corporation representing less than 50% of the voting power of the Corporation, or (3) if the Board of Directors of the Corporation determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Corporation so that the person no longer has a direct or indirect beneficial ownership interest in fifteen percent (15%) or more of the combined voting power of the Corporation's then outstanding securities; or

               (B) During any period of two (2) consecutive years (not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Corporation and any new director or directors (except for any director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in subparagraph (A), above, or subparagraph (C), below) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board"); or


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               (C) Consummation of (1) an agreement for the sale or disposition of the Corporation or all or substantially all of the Corporation's assets, (2) a plan of merger or consolidation of the Corporation with any other corporation, or (3) a similar transaction or series of transactions involving the Corporation (any transaction described in parts (1) through (3) of this subparagraph (C) being referred to as a "Business Combination"), in each case unless after such a Business Combination (x) the shareholders of the Corporation immediately prior to the Business Combination continue to own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership of the Corporation immediately prior to such Business Combination, and (y) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (D) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          (iv) "Date of Termination" shall mean (A) in the event of a discharge of the Executive by the Board for Cause, the date specified in such Notice of Termination, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation), which date shall be no less than fifteen (15) days from the date of such written notice, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 4(a), the date the Executive receives written notice of such termination.

          (v) "Good Reason" shall mean any of the following without the written consent of the Executive: (A)(1) assignment of duties inconsistent with the Executive's position, authority, duties or responsibilities referred to in Paragraph 2, or any action by the Corporation which results in a substantial diminution of such position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive, or (2) if applicable, removal or other failure to continue Executive as a member of the Board as required by Paragraph 2, (B) any reduction in Executive's Annual Base Salary, or bonus or incentive opportunities from those referred to in Paragraph 3(a) or 3(b), other than an isolated, insubstantial and inadvertent reduction not made in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive, or (C) a relocation of Executive to an office location more than 30 miles from the location referred to in


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     Paragraph 2, or (D) failure by the Corporation to provide Executive with the executive or employee benefits and perquisities referred to in Paragraph 3(c), other than an isolated, insubstantial and inadvertent reduction not made in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive, or (E) failure by any successor to enter into the assumption of and agreement to perform this Agreement referred to in Paragraph 13. For purposes of this Paragraph 4(d)(v), any good faith determination by the Executive that one of the foregoing events has occurred shall be conclusive. In addition, resignation for any reason by the Executive, which resignation is to be effective at any time during the 30 day period beginning twelve (12) months after the Effective Date shall constitute a resignation for Good Reason; provided, further, that if the Executive dies after the execution of a definitive agreement for a transaction which will constitute a Change in Control but before the expiration of such 30-day period, then the Executive shall be deemed to have terminated employment for Good Reason on the later of (1) the effective date of the Change in Control or (2) the date of the Executive's death or termination of employment due to disability.

          (vi) "Qualifying Termination" shall mean termination of the Executive's employment after the Effective Date and during the term of this Agreement as described in Paragraph 1, above, (A) by reason of the discharge of the Executive by the Corporation other than for Cause or disability or (B) by reason of the resignation of the Executive for Good Reason within six (6) months after an event constituting Good Reason or (C) in accordance with the last sentence of the definition of Good Reason in subparagraph (v), above.

     5. VESTING OF EQUITY AWARDS UPON A CHANGE IN CONTROL. Immediately upon a Change in Control, all stock options, restricted stock and other equity awards to the Executive which are not otherwise vested shall vest in full, and all options shall remain exercisable for the period provided for in the applicable plan or award agreement.

     6. OBLIGATIONS OF THE CORPORATION UPON TERMINATION. The following provisions describe certain obligations of the Corporation to the Executive under this Agreement upon termination of his employment. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Corporation or any of its subsidiaries, or under any compensation or benefit plan, program, policy or practice of the Corporation or any of its subsidiaries.

     (a) DEATH, DISABILITY, DISCHARGE FOR CAUSE, OR RESIGNATION WITHOUT GOOD REASON. In the event the Executive's employment terminates by reason of the death or disability of the Executive (other than in circumstances which constitute a Qualifying Terminiation under Paragraph 4(d)(vi)(C)), or by reason of the discharge of the Executive by the Corporation for Cause, or by reason of the resignation of the Executive other than for Good Reason, the Corporation shall pay to the Executive, or his designated beneficiaries, heirs or estate, in the event of the Executive's death, all Accrued Obligations in a lump sum


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within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive. In addition, if the Executive's employment is terminated by death, disability or retirement under a retirement plan of the Corporation or by resignation of the Executive other than for Good Reason, the Executive may, in the discretion of the Compensation Committee, be awarded a pro rata cash bonus for the year in which the Date of Termination occurs.

     (b) QUALIFYING TERMINATION. In the event of a Qualifying Termination, the Executive shall receive the following benefits:

          (i) Payment of all Accrued Obligations in a lump sum on the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation or incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive,

          (ii) A pro rata cash bonus for the year in which the Date of Termination occurs, determined and paid in accordance with the terms of the then current annual bonus plan applicable to the Executive,

          (iii) Payment in a lump sum on the Date of Termination of a salary replacement amount equal to three hundred percent (300%) of the annual base salary required to be paid to Executive pursuant to Paragraph 3(a) above, or if greater, the rate of annual salary as in effect immediately prior to the Date of Termination,

          (iv) Payment in a lump sum on the Date of Termination of a bonus replacement amount equal to three hundred percent (300%) of the highest of the annual bonus paid or payable to the Executive for the three (3) years preceding the year in which the Date of Termination occurs or, if greater, the Executive's target bonus for year in which the Date of Termination occurs,

          (v) Payment in a lump sum on the Date of Termination of a retirement replacement amount equal to 300% of the sum of the Member Investment and Stock Ownership Plan, Retirement Income Plan and Unfunded Deferred Compensation Plan contributions made or credited by the Corporation for the benefit of the Executive for the plan year of each such plan during which the Date of Termination occurs or, if greater, for the plan year of each such plan (or any successor or replacement plan) immediately preceding the plan year in which the Effective Date occurs,

          (vi) Continuation, for a period of three (3) years after the Date of Termination, of the following employee benefits on terms at least as favorable


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     to the Executive as those which would have been provided if the Executive's employment had continued for that time pursuant to this Agreement, with the cost of such benefits to be paid by the Corporation: medical and dental benefits, life and disability insurance, and executive physical examinations. To the extent the Corporation is unable to provide comparable insurance for reasons other than cost, the Corporation may provide a lesser level or no coverage and compensate the Executive for the difference in coverage through a cash lump sum payment grossed up for taxes. This payment will be tied to the cost of an individual insurance policy if it were assumed to be available. Upon the expiration of the coverage provided under this paragraph (vi), the Executive and Executive's dependents will be entitled to elect COBRA continuation coverage on the same basis as would be extended with respect to an employee whose employment terminated at the time of such expiration.

          (vii) Outplacement services, at the expense of the Corporation, from a provider reasonably selected by the Executive, and

          (viii) Tax preparation services for the Executive's taxable year in which the Date of Termination occurs, provided at the expense of the Corporation, on the same basis as provided to Executive immediately prior to the Effective Date.

     7. CERTAIN ADDITIONAL PAYMENTS BY THE CORPORATION. The Corporation agrees that:

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

          (b) Subject to the provisions of paragraph (c), below, all determinations required to be made under this Paragraph 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm which is then serving as the auditors for the Corporation (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen (15)


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     business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Paragraph 7, shall be paid by the Corporation to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of
     Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to paragraph (c), below, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

          (c) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) Give the Corporation any information reasonably requested by the Corporation relating to such claim,

               (ii) Take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,


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               (iii) Cooperate with the Corporation in good faith in order effectively to contest such claim, and

               (iv) Permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for all taxes (including interest and penalties with respect thereto), including without limitation any Excise Tax and income tax (including interest and penalties with respect thereto), imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph (c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, for all taxes (including interest and penalties with respect thereto), including without limitation any Excise Tax and income tax (including interest or penalties with respect thereto), imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to paragraph (c), above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of said paragraph (c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to said paragraph (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of


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

thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

     8. DEFERRAL; GRANTOR TRUST. The Corporation shall provide Executive the opportunity to defer the receipt of any amounts payable under Paragraph 6(b)(i),
(ii), (iii), (iv) and (v) hereunder and under the Unfunded Deferred Compensation Plan to such dates or dates as are reasonably chosen by the Executive, such deferred amounts to appreciate at an annual rate equivalent to 120% of the Moody's Long Term Corporate Bond Yield Average for the twelve month period ending on September 30 of the calendar year preceding the calendar year in which such rate shall be used. The election to so defer shall be made by Executive no later than one year prior to the date such payments would otherwise due or such shorter period as the Corporation and the Executive shall reasonably agree upon. The amounts deferred shall be distributed as elected by the Executivbe from distributions options simialar to those available under the Unfunded Deferred Compensation Plan as in effect immediately prior to the Effective Date of this Agreement. In the event the Executive shall make an election to defer receipt of amounts described in this Paragraph 8, the Corporation shall deposit into a grantor trust that meets the requirements of Rev. Proc. 92-64, 1992-2 C.B. 422, solely for the benefit of Executive, on terms reasonably acceptable to the Executive, an amount equal to 110% of the amount so deferred. Such deposit shall be made on the date such deferred amount would otherwise have been paid to Executive. On each anniversary of the Date of Termination, the Corporation shall deposit into the trust an amount sufficient so that, as of such anniversary, the value of the assets of the trust are not less than the obligations of the Corporation to the Executive under this Agreement.

     9. NO SET-OFF OR MITIGATION. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

     10. PAYMENT OF CERTAIN EXPENSES. The Corporation shall pay the reasonable legal fees and expenses incurred by the Executive in connection with the negotiation and preparation of this Agreement. In addition, the Corporation shall pay promptly as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Corporation, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest initiated by the Executive about the amount of any payment due pursuant to this Agreement), plus in each case interest on any delayed payment at the


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

applicable federal rate provided for in Section 7872(f)(2)(A) of the Code, plus an additional amount such that after payment by the Executive of all taxes imposed on such additional amount, the Executive shall retain an amount equal to the total taxes imposed on the Executive due to the payment by the Corporation, to or for the Executive, of legal fees and expenses with respect to any such contest; provided, however, that the Corporation shall not be obligated to make such payment with respect to any contest in which the Corporation prevails over the Executive.

     11. INDEMNIFICATION. To the full extent permitted by law, the Corporation shall, both during and after the term of the Executive's employment, indemnify the Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being (or having been) an officer, director or employee of the Corporation or any of its subsidiaries. In addition, the Executive shall be covered, both during and after the term of the Executive's employment, by director and officer liability insurance to the maximum extent that such insurance covers any officer or director (or former officer or director) of the Corporation.

     12. CONFIDENTIALITY. During and after the period of employment with the Corporation, the Executive shall not, without prior written consent from the Chief Executive Officer or the General Counsel of the Corporation, directly or indirectly disclose to any individual, corporation or other entity, other than to the Corporation or any subsidiary or affiliate thereof or their officers, directors or employees entitled to such information or any other person or entity to whom such information is disclosed in the normal course of the business of the Corporation) or use for the Executive's own benefit or for the benefit of any such individual, corporation or other entity, any Confidential Information of the Corporation. For purposes of this Agreement, "Confidential Information" is information relating to the business of the Corporation or its subsidiaries or affiliates (a) which is not generally known to the public or in the industry, (b) which has been treated by the Corporation and its subsidiaries and affiliates as confidential or proprietary, (c) which provides the Corporation or its subsidiaries or affiliates with a competitive advantage, and
(d) in the confidentiality of which the Corporation has a legally protectable interest. Confidential Information which becomes generally known to the public or in the industry, or in the confidentiality of which the Corporation and its subsidiaries and affiliates cease to have a legally protectable interest, shall cease to be subject to the restrictions of this Paragraph 12.

     13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. Amounts payable under this Agreement upon the Executive's death shall be paid to his beneficiaries, if any, designated in writing and filed with the Corporate Secretary, and in the absence of such designation, shall be paid to his heirs by will or laws of descent


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

and distribution. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law, and such successor shall be deemed the "Corporation" for purposes of this Agreement.

     14. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by recognized commercial delivery service or on the third business day after being mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to the Board or the Corporation, to:

               Woodward Governor Company
               5001 North Second Street
               P.O. Box 7001
               Rockford, Illinois 61125
               Attn:  Corporate Secretary

          (b)  If to the Executive, to:

               ___________________________________
               ___________________________________
               ___________________________________

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     15. TAX WITHHOLDING. The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (a) withhold such taxes from any cash payments owing from the Corporation to the Executive, (b) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.


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

     16. ARBITRATION. Any dispute or controversy between the Corporation and the Executive arising out of or relating to this Agreement or the breach of this Agreement shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Corporation and the Executive, unless the parties are unable to agree to an arbitrator, in which case the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court otherwise having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Corporation and the Executive. The Corporation and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Rockford, Illinois or such other location to which the parties may agree. The Corporation shall pay the costs of any arbitrator appointed hereunder.

     17. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     18. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     19. JURISDICTION AND GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Illinois, other than the conflict of laws provisions of such laws.

     20. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit


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

enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

     21. PRIOR UNDERSTANDINGS. This Agreement embodies the entire understanding of the parties hereto and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Attest:                                    WOODWARD GOVERNOR COMPANY

__________________________                 By: ______________________________

                                           Title: ___________________________

                                           [EXECUTIVE]


                                           __________________________________


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